UNITED STATES
SECURITIES and EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 11, 2018

Tengasco, Inc.
(Exact Name of Registrant as specified in its charter)

Commission File Number 1-15555
Delaware	87-0267438
(State of incorporation)	(I.R.S. Employer Identification No.)

8000 E. Maplewood Avenue, Suite 130, Greenwood Village CO 80111
(Address of Principal Executive Office)

(720)  420-4460
(Registrant's Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Item 9.01	Financial Statements and Exhibits.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Tengasco, Inc. (the “Company”) was held on December 11, 2018 for the purpose of considering and voting on: the election of Matthew K. Behrent, Peter E. Salas, and Richard M. Thon to the Board of Directors to hold office until their successors shall have been elected and qualify; and ratification of the appointment by the Board of Directors of Moss Adams LLP to serve as the independent certified public accountants for the current fiscal year.

At the close of business on October 15, 2018, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 10,639,290 shares of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting. The holders of 10,025,136 shares of the Company’s common stock were represented in person or by proxy at the Annual Meeting, constituting a quorum.

All of the nominated directors were elected and the proposal to ratify selection of independent certified public accounting firm was approved as follows:

Election of Directors	FOR:	WITHHELD:	BROKER NON-VOTE
Matthew K. Behrent	6,300,875	98,309	3,647,347
Peter E. Salas	6,129,812	269,372	3,647,347
Richard M. Thon	6,302,939	96,245	3,647,347

	FOR:	AGAINST:	ABSTAIN
Approval and Ratification of Moss Adams LLP as independent certified public accounting firm	9,896,147	158,337	19,047

A copy of the presentation made at the Annual Meeting is attached as an exhibit to this Report.

Item 8.01,	Other Events.

In October 2018 the Company offered to purchase the interests of all third-party participants in the drilling programs involving certain of the Company’s wells in Kansas. The Company’s offer was unsolicited by any participant.  All six of the participants, including Hoactzin Partners, L.P. (the controlling person of which is Peter E. Salas, Chairman of the Company’s Board of Directors) were offered identical terms for purchase of their interests, consisting of an estimate by management of the discounted present value of future expected net proceeds of production attributable to their respective interests in the drilling program wells.  Management deemed the offer to be reasonable and in the range the Company may make for existing production of this kind from any third party in normal course of business.  Five of the six participants accepted the Company’s offer as presented, including Hoactzin Partners, L.P., the participant with the largest interest in the program wells. The interests of those five participants accepting the terms offered by the Company were terminated effective November 1, 2018.  The one participant that did not accept the Company’s offer elected to maintain its drilling program interest representing only about 2% of the net revenue interest in applicable program wells.  The total consideration paid by the Company to all participants was approximately $164,000, of which about $134,000 was paid to Hoactzin Partners, L.P. for its interest.  As a result, the Company increased its proved reserves by the amount attributable to all terminating participants’ reserves, as well as produced volumes of crude oil and associated net revenues. None of these increases are significant in amount or material to the Company’s operations or results.   The Company also simplified the accounting and reporting of the Company’s interest in the drilling program wells as a result of termination of almost all of the participants’ interests, including all interest in those wells owned by Hoactzin Partners, L.P.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

Exhibits
99.1	Presentation Made at Annual Shareholder’s Meeting on December 11, 2018

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: December 17, 2018

Tengasco, Inc.

	By:	s/Michael J. Rugen
Michael J. Rugen,
Chief Executive Officer

Exhibit 99.1

99.1	Presentation Made at Annual Shareholder’s Meeting